Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (file No. 333-193503), the Registration Statement on Form S-8 (file No. 333-207654) and the Registration Statement on Form S-8 (file No. 333-188286) of RedHill Biopharma Ltd. of our report dated February 24, 2016, relating to the financial statements which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 25, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 50005 Tel-Aviv 61500 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il